EXHIBIT 10.21

                            [FIBERCORE INC. GRAPHIC]


                         OPTICAL FIBER SUPPLY AGREEMENT

      This Optical Fiber Supply Agreement (this "Agreement") dated as of December 18, 2000 is by and between COMMSCOPE, INC. OF NORTH CAROLINA, a North Carolina corporation ("CommScope") and FIBERCORE, INC., a Nevada corporation, and its subsidiaries and affiliates (collectively, "FiberCore").


                              BACKGROUND STATEMENT
                              --------------------

      The parties desire to establish the terms, conditions and procedures pursuant to which FiberCore shall agree to supply to CommScope, and CommScope shall agree to purchase from FiberCore single and multimode optical fiber during the term of this Agreement.


                                    AGREEMENT
                                    ---------

      Now, therefore, the parties hereto agree for themselves, their successors and permitted assignees as follows:

      1.  Purchase and Supply Commitment; Products.

      1.1 During the term of this Agreement and subject to the terms hereof, FiberCore agrees to supply CommScope's needs for single and multimode optical fiber, as described on Appendix A (the "Products") in accordance with the quantities and delivery schedule set forth on Appendix B. The terms and conditions of this Agreement shall apply to each sale by FiberCore to CommScope of the Product during the term hereof. The parties may add additional products to Appendix A by mutual written agreement, and such additional products shall be considered "Products" hereunder and subject to the terms and conditions hereof. CommScope agrees that Products purchased under this Agreement are for its own manufacturing use.

      1.2 The current specifications for the Products are set forth on Appendix C (the "Specifications"). The Specifications may be amended from time to time upon the agreement of both parties to address new functional and market requirements. However, any substantial modifications to the Specifications, as agreed to in writing, may result in a per kilometer price increase or decrease (as agreed by the parties in writing) for the year of such adjustment and for any subsequent period hereunder. For maximum responsiveness to competitive fiber product offerings, FiberCore reserves the right, in its sole discretion, to make any changes it deems desirable in the design or manufacture of the Products;

provided that that Products, as modified, meet the then current Specifications and the requirements that pertain to the ability of CommScope to manufacture cable.

      1.3 FiberCore shall deliver the quantity of the Product ordered on the delivery dates set forth on Appendix B and in conformity to the Specifications.

      2. Term. The initial term of this Agreement is three (3) years, commencing on January 1, 2001. Upon expiration of the initial term, this Agreement shall automatically renew for consecutive three (3) year renewal terms (or any other mutually acceptable renewal term), unless either party gives notice of nonrenewal and a request to renegotiate to the other party pursuant to SECTION 20 at least six (6) months prior to the expiration of the then current term.

      3. Delivery Schedule. Appendix B sets forth the monthly shipping schedule for the Products. CommScope may request reasonable changes in the shipping schedule. All requests must be received sixty (60) days prior to the requested change(s) and approved by FiberCore in writing, which approval shall not be unreasonably delayed or withheld.

      4. Pricing.

      4.1 Effective as of the date hereof, prices for the Products shall be determined as set forth on Appendix D attached hereto and incorporated herein. Prices for multimode optical fiber shall be effective as of January 1, 2002. Prices for single-mode optical fiber shall be effective as of January 1, 2001. Appendix D, together with SECTION 4.4 hereof, establishes maximum prices for the Products.

      4.2 In each calendar year subsequent to 2001 during which this Agreement is in effect, the parties shall meet in September of the preceding year to review and discuss pricing, with the objective of ensuring that the price being charged to CommScope for the Products is competitive and no more than the average price CommScope would pay during such subsequent year to "Primary Producers" for similar quantities of the Products (the "Market Price"). For purposes of this Agreement, the term "Primary Producers" shall include Alcatel, Lucent and Corning.

      4.3 After Product pricing has been fixed for a calendar year, Appendix D shall be amended accordingly and the agreed Product pricing for a calendar year shall remain fixed for the duration of that calendar year, subject to the right of CommScope or FiberCore to request a semi-annual pricing review with the objective of ensuring that the price being charged to CommScope for the Products is competitive and reflects market conditions. FiberCore's raw material costs shall also be considered at each semi-annual review.

      4.4 The prices to be paid by CommScope for Products hereunder shall not at any time be greater than the price paid by any of FiberCore's other customers for the same type and similar quantity of Products. CommScope may request that FiberCore certify that it is not selling Products of the same type and similar quantity to any of FiberCore's other customers at a price that is lower than that paid by CommScope.

      4.5 CommScope may request FiberCore to consider project-specific pricing for any CommScope project that reasonably requires a different pricing arrangement for the Products. FiberCore shall consider any such request in good faith and shall work cooperatively with CommScope in seeking to negotiate a mutually acceptable pricing arrangement for any such project. CommScope will make a good faith effort to provide reasonable evidence of the need for alternative pricing.

      5. Shipment Terms. Shipment terms are delivered duties paid ("DDP") from shipping origin of either Brazil or Jena to destination CommScope/Claremont, NC. These terms constitute a fully landed cost door to door with all expenses paid by FiberCore. CommScope may, at its option (a) physically pick up Product at FiberCore's factory loading dock upon reasonable notice, (b) arrange for pick up via common carrier at FiberCore's factory loading dock upon reasonable notice, or (c) request that FiberCore act as CommScope's agent to arrange delivery of Product. If CommScope requests that FiberCore act as CommScope's agent, then FiberCore shall have the right to designate the method of transportation, carrier and route of shipment. Title and risk of loss shall pass to CommScope at the DDP point set forth above.

      6. Payment Terms;"Take or Pay". CommScope agrees to purchase, and FiberCore agrees to sell single-mode optical fiber, as follows: (i) 205,000 km in 2001; (ii) up to 1,000,000 km in 2002, as described on Appendix B and (iii) up to 1,000,000 km in 2003, as described on Appendix B. CommScope expects to purchase such quantities of single-mode optical fiber in accordance with the delivery schedule set forth on Appendix B, and FiberCore will issue invoices in accordance with actual deliveries for each calendar month. All invoices will be due within thirty (30) days from CommScope's receipt of such invoice. CommScope shall receive a one percent (1%) discount on any invoice paid within ten (10) days from the date of CommScope's receipt of the invoice. Payment shall be made by any payment method approved by both parties to an account designated by FiberCore. Unless CommScope's performance is excused by SECTION 16 hereof, if CommScope fails to purchase, on an annual basis, the quantities of single-mode optical fiber specified above for either 2001, 2002 or 2003 that FiberCore delivers, then CommScope agrees to pay FiberCore an amount equal to the "remaining dollar value" of this Agreement for such year, multiplied by one hundred percent (100%) for 2001, seventy-five percent (75%) for 2002 or seventy-five percent (75%) for 2003. For purposes of this Agreement, the term "remaining dollar value" shall equal the quantity of single-mode optical fiber set forth above for the applicable year that is not purchased by CommScope under this Agreement, multiplied by the last price of such Product shipped by FiberCore to CommScope.

      7. Order Terms. Any terms of any forecast, purchase order, order confirmation, invoice or acknowledgment, if any, of either party that are in addition to the terms of this Agreement shall be effective only if accepted by the other party in writing.

      8. Approved Supplier Status.

      8.1 In order to maintain its designation as an "approved supplier" of CommScope, FiberCore shall maintain a 99.85% quality acceptance level for single-mode optical fiber and a 99.85% quality acceptance level for multimode optical fiber (i.e., furnish Products that meet CommScope's raw material and cable specifications and are not subject to rejection). CommScope shall reasonably calculate FiberCore's quality acceptance level monthly in accordance with CommScope's procedures to be mutually agreed upon between the parties, and shall notify FiberCore of the result and CommScope's determination shall be conclusive. In the event FiberCore is below 99.85% acceptance on an aggregate basis for single-mode and/or multimode optical fiber in any period of three (3) consecutive months, FiberCore shall be placed on a quality alert status. In the event FiberCore is below 99.85% acceptance on an aggregate basis for single-mode and/or multimode optical fiber in any period of six consecutive months, then FiberCore shall lose its designation as an "approved supplier" of CommScope. In that event, FiberCore would be placed on experimental status until reapproval could be established by CommScope's Materials Engineering, Quality Assurance, and Purchasing Divisions.

      8.2 To maintain approved supplier status, FiberCore must provide a corrective action program that is capable of resolving quality problem issues in a manner reasonably acceptable to CommScope. The corrective action program should be practical and capable of identifying a problem and defining measurable correction to the non-conformity. The corrective action taken will be audited periodically at FiberCore's facility in connection with CommScope's Supplier Quality Audit.

      8.3 FiberCore shall maintain appropriate records regarding Product testing, evaluation and quality compliance, and shall furnish such records promptly to CommScope at CommScope's request. FiberCore personnel shall meet quarterly with CommScope personnel to discuss appropriate issues related to Product quality

      9. Technical Support. During the term hereof, FiberCore shall furnish such technical support services to CommScope in connection with the Products sold hereunder, as well as fiber optical cable incorporating the Products and/or any other products purchased from FiberCore, as CommScope reasonably requests including, without limitation: (a) technical and quality reviews at least quarterly and (b) on-site support for CommScope's engineers as requested by CommScope on a reasonable frequency. Such services shall be provided at FiberCore's expense, unless otherwise specifically agreed to in writing by the parties.

      10. Sales Support. During the term hereof, FiberCore shall cause its sales personnel to participate with CommScope on sales calls relating to optical fiber cable produced using the Products, as reasonably requested by CommScope. Any expenses of FiberCore's sales personnel shall be paid by FiberCore.

      11. Warranty.

      11.1 Warranty and Warranty Period. FiberCore warrants that the Products shall comply with the Specifications and shall otherwise be free from defects in design, materials and workmanship for a period of twelve (12) months as of the date of delivery under standard conditions of storage at ambient temperature between 10(degree)C and 30(degree)C and at a rate of humidity between thirty percent (30%) and eighty percent (80%). Except as otherwise stated in this
SECTION 11 or in SECTION 12, FiberCore makes no warranties, express or implied, and specifically disclaims any warranty of merchantability or fitness for any particular purpose as well as other implied warranties in law or equity.

      11.2 Refund; Replacement. If any Product is found to breach any of the warranties set forth above, FiberCore shall, at its option, either give CommScope a refund for such defective Product or replace the defective or non-conforming Product with new Product that conforms to the Specifications and is free from defects in design, materials and workmanship, at no additional cost to CommScope, delivered to the same destination as that of the original shipment. All such replacement Products shall be warranted for the balance of the warranty period. FiberCore's obligation to refund or replace is conditioned upon (i) the receipt of proper and timely notice, as specified in SECTION 11.3 below, (ii) an examination that reveals the claimed defect actually exists and
(iii) the Product shall not have had any stage of processing performed on it for cabling. Samples must be provided for evaluation prior to any Product being returned for credit and/or replacement.

      11.3 Notice. In order for the foregoing warranty to be effective, CommScope must notify FiberCore, in writing, within a reasonable time (but in any event not later than thirty (30) days from the end of the warranty period) of any defects referred to in SECTION 11.1 hereof. The issuance of a refund or the replacement of defective or non-conforming Product in accordance with the provisions of this warranty shall be in full satisfaction of FiberCore's liabilities arising from the defect.

      12. Intellectual Property Warranty and Indemnity. FiberCore warrants that it owns or has a right or license in all of the patents and other intellectual property rights required: (i) to manufacture and sell the Product to CommScope and (ii) for CommScope to use the Products for their intended use and to sell to its customers products incorporating the Products. FiberCore agrees that it shall, at its own expense and to the extent hereafter stated, indemnify, defend and hold CommScope and its customers harmless in any dispute, suit or proceeding (including any claim for temporary or permanent injunctive relief) insofar as the same is based on a claim that any Product furnished hereunder, or the use thereof for its intended purpose, infringes any United States or foreign patent or other intellectual property right of any person throughout the world. FiberCore's obligations are conditioned upon CommScope's delivery to FiberCore of prompt notice of any such dispute, suit or proceeding and permission to allow FiberCore through its counsel to defend the same. CommScope shall cooperate with FiberCore in such defense or settlement negotiations and shall provide FiberCore with any reasonably requested information and assistance, at FiberCore's sole expense. Unless FiberCore does not defend (for reasons other than described below under which FiberCore has no obligation to defend) any such suit or proceeding after being given reasonable notice of and opportunity to defend the same, CommScope shall not make any admission of infringement or settle the suit or proceeding without FiberCore's consent.

      Notwithstanding the foregoing, FiberCore shall have no obligation to defend or settle any claim for any infringement or violation of any patent or other intellectual property right (i) arising solely from compliance with CommScope's Specifications, but only to the extent such Specifications are in addition to or different from those Specifications set forth on Appendix C and are different from or exceed FiberCore's standard specifications for the Product or (ii) relating to the combination of any Product furnished hereunder with any other product, whether or not furnished by FiberCore, for use in the manufacture of fiber optic cable or other CommScope product.

      FiberCore hereby represents and warrants that it does not hold or have the right to use any patents or licenses related to the combination or use of the Products in the manufacture of fiber optic cable; provided, however, that FiberCore agrees to provide, within fifteen (15) days of receiving such information, written notice to CommScope of any patents or licenses, whether held by FiberCore or any third party, relating to the combination or use of the Product in the manufacture of fiber optic cable.

      13. Limitation of Liability.

      13.1 Exclusion of Consequential Damages. Neither party shall be liable to the other for any indirect, incidental, special, punitive or consequential loss, damage or expense (which shall include any loss of profit or revenue, any loss of goodwill, any loss of business opportunity, of any nature or kind, however arising, whether in contract, in tort or otherwise, even if such party is deemed to be aware of the possibility of such damages). No action against FiberCore with respect to any Product may be commenced more than twelve (12) months after such Product was delivered to CommScope. The limitations set forth in this
SECTION 13.1 shall not apply to any breach of the warranty set forth in SECTION 11 or SECTION 12.

      13.2 Limitation Valid in All Events. Each party acknowledges that rights may be conferred upon it or obligations imposed upon it by the laws governing this Agreement that cannot be excluded by agreement between the parties. To the extent that such laws are applicable, the terms of this Agreement shall be read subject to such laws and the parties hereby acknowledge that each party expressly limits its liability under any such laws to the maximum extent permitted.

      13.3 Maximum Liability. FiberCore's maximum total liability under this Agreement whether based on breach of contract or in tort (including negligence) under any warranty or otherwise shall in no event exceed $3,000,000; provided that such limitation shall not apply to any breach of the warranties set forth in SECTION 11 or SECTION 12 hereof.

      14. Confidential Information. The parties agree not to disclose to any third party and not to use, except for the purpose of this Agreement, the terms of this Agreement or any technical or commercial information of a confidential nature made available to either of the parties by the other party or which either party may have learned in the course of this Agreement, unless compelled to disclose such information by judicial or administrative process or by other requirements of law. All such information shall be returned to the disclosing party at its request upon termination of this Agreement. The above provision shall survive any termination of this Agreement and shall continue with respect to any specific confidential information so long as that information remains confidential and not available to the public (other than by unauthorized disclosure by the party to whom such confidential information was disclosed).

      15. Termination.

      15.1 Either party shall have the right to terminate this Agreement effective upon written notice to the other party in any of the following events:

            (a) If the other party fails to perform any of its material obligations under this Agreement, which failure is not cured within thirty
      (30) days following written notice of such failure from the terminating party, describing in reasonable detail the circumstances giving rise to such failure. Such failure could include, by example and without limitation, FiberCore's failure to deliver Products on time at least ninety percent (90%) of the time in any period of three (3) consecutive months in accordance with CommScope's delivery requirements, and CommScope's failure to pay any amount due to FiberCore pursuant to the terms hereof; and

            (b) If the other party suspends its business operations or becomes bankrupt or insolvent, or if a receiver or similar official is appointed for all or substantially all of its assets.

      15.2 In addition, CommScope may terminate this Agreement effective upon written notice to FiberCore upon FiberCore's failure to maintain a quality acceptance level for each of single-mode and multimode optical fiber in excess of an aggregate of 99.85% in any period of six (6) consecutive months. CommScope agrees to maintain the same general incoming quality inspection process for the Term of this Agreement. Any material changes must be reviewed and approved by FiberCore, which shall not unreasonably delay or withhold approval.

      16. Force Majeure. Neither party shall be responsible or liable for any delay or failure to deliver or purchase any and all quantities agreed, if such delay or failure is caused solely by an event beyond the reasonable control of the party, including but not limited to, act of God, fire, flood, war, insurrection, riot, action of any government agency or strike, late delivery/commissioning of equipment, or further deterioration of current raw material supply. In the event of the occurrence of any such event, FiberCore shall apportion available supplies of the Products to CommScope in a proportionate amount no less than CommScope's respective share of FiberCore's business for the Products during the preceding one hundred eighty (180) day period. At CommScope's option, in the event of delay in delivery because of any such event, the delivery date shall be postponed for a period of time equal to the duration of such cause.

      17. Notice. Unless specifically provided otherwise in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sent (i) by certified or registered mail, return receipt requested, (ii) by hand delivery, (iii) by facsimile transmission, or (iv) by nationally recognized overnight delivery service, and in each case shall be addressed as follows:

            If sent to FiberCore:

                  FiberCore, Inc.
                  253 Worcester Road
                  Charlton, MA 01507
                  Attn:  Bob Sebesto, Vice President Sales and Marketing
                  Facsimile:  508-248-5588

            If sent to CommScope:

                  CommScope, Inc. of North Carolina
                  P.O. Box 879
                  Claremont, NC  28610
                  Attn:  Randall W. Crenshaw, Executive Vice President,
                         Procurement
                  Facsimile:  828-459-5095

            with a copy to:

                  CommScope, Inc. of North Carolina
                  P.O. Box 339
                  Hickory, NC  28603-0339
                  Attn: Frank B. Wyatt, II, Senior Vice President, General Counsel & Secretary
                  Facsimile:  828-431-2520

or at such other addresses as CommScope and FiberCore may designate in writing. Notice shall be deemed given on the day the return receipt is signed or presented for signature, on the date delivered if delivered by hand delivery, or upon confirmation of receipt.

      18. Severability. In the event that any court or governmental body having jurisdiction over the parties to this Agreement determines any provision of this Agreement to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall not be affected and the rights and obligations of the parties shall be construed as if the Agreement did not contain the provision held to be invalid, illegal or unenforceable, unless such invalid, illegal or unenforceable provision was a material term of this Agreement in which case the parties will attempt to negotiate a valid replacement provision failing which the party who is materially adversely affected may terminate this Agreement.

      19. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided that CommScope shall have the right to assign this Agreement to any subsidiary or affiliated entity if prompt notice of such assignment is given to FiberCore. This Agreement shall be binding on the successors and permitted assigns of the parties hereto.

      20. Modification of Agreement; Entire Agreement. Except as herein otherwise provided, the provisions of this Agreement shall not be extended, varied, changed, modified or supplemented without the written consent of both parties, given by an authorized officer. There are no terms, conditions, representations or understandings governing the rights or obligations of the parties with respect to the subject matter hereof except as set forth herein. This Agreement replaces and supersedes all previous agreements, term sheets or proposals, written or oral, between the parties relating to the supply of Products from FiberCore to CommScope.

      21. Governing Law; Jurisdiction. This Agreement shall expressly not be governed by The United Nations Convention for Contracts for the International Sale of Goods. The laws of North Carolina, notwithstanding its conflict of law rules, shall govern this Agreement, which shall be construed accordingly. The

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

parties hereby agree to submit themselves (personal or otherwise) to the jurisdiction and venue of the courts of North Carolina and the American Arbitration Association in North Carolina.

      22. Headings. The headings used in this Agreement are for the convenience of the parties only, and shall not be considered in interpreting or applying the provisions of this Agreement.

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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officers as of the date first set forth above.

                                    COMMSCOPE, INC. OF NORTH CAROLINA

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

ATTEST:

By:
      -----------------------------
      Frank B. Wyatt, II, Secretary

(Corporate Seal)


                                    FIBERCORE, INC.
                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

ATTEST:

By:
      -----------------------------
      ------------, ------ Secretary

(Corporate Seal)

                                   APPENDIX A
                                   ----------

                                LIST OF PRODUCTS



1.    Single-mode Optical Fiber:
      Grade A
      Grade B

2.    Multimode Optical Fiber

                                   APPENDIX B
                                   ----------

                               PRODUCT QUANTITIES


SINGLE-MODE OPTICAL FIBER:
--------------------------

Quantities not taken by CommScope in any given month may be carried over to subsequent months in the then current calendar year.

2001
----

Q1          13,000 km                           January - 4,000 km
                                                February - 4,000 km
                                                March -  5,000 km

Q2          16,000 km                           April - 5,000 km
                                                May - 5,000 km
                                                June - 6,000 km

Q3          31,000 km                           July - 6,000 km
                                                August - 7,000 km
                                                September - 18,000 km

Q4          145,000 km                          October - 30,000 km
                                                November - 50,000 km
                                                December - 65,000 km


2002
----

500,000 km *

*This amount may increase or decrease based on total shipments of the Product to CommScope in FY 2001. CommScope agrees to take 3x the volume of the Product supplied by FiberCore in FY 2001, up to a maximum of 1,000,000 km. CommScope expects order volumes to be relatively uniformly across all months.


2003
----

1,000,000 km *

*This amount may decrease based on total shipments of the Product to CommScope in FY 2002. CommScope agrees to take 2x the volume of the Product supplied by FiberCore in FY 2002 up to a maximum of 1,000,000 km. CommScope expects order volumes to be relatively uniformly across all months.

MULTIMODE FIBER:
----------------

2002
----

FiberCore will offer CommScope a right of first refusal to purchase available multimode fiber in 2002, to the extent CommScope provides a forecast for any such amounts to FiberCore in July of 2001. CommScope will endorse FiberCore as our secondary resource for multimode fiber.


2003
----

FiberCore will offer CommScope a right of first refusal to purchase available multimode fiber in 2003, to the extent CommScope provides a forecast to FiberCore in July of 2002. CommScope will endorse FiberCore as our secondary resource for multimode fiber.

                                   APPENDIX C
                                   ----------

                                 SPECIFICATIONS


SINGLE-MODE OPTICAL FIBER:
--------------------------


Attenuation:
-----------

90%:  0.35/0.25 dB/km @ 1310/1550 nm
10%: 0.38/0.25 dB/km @ 1310/1550 nm

All other optical, geometry, and mechanical parameters per CommScope purchasing specification.


Length Distribution:
--------------------

70%: 25.2 km or greater up to 50.4 km (in multiples of 2.1 km)
20%: 18.9 km or greater up to 25.2 km (in multiples of 2.1 km)
10%: 6.3 km or greater up to 50.4 km


MULTIMODE OPTICAL FIBER:
------------------------

Per CommScope purchasing specifications.

Length Distribution:  TBD

                                   APPENDIX D
                                   ----------

                                 PRODUCT PRICING



--------------------------------------------------------------------------------
                                      2001              2002            2003
                                      ----              ----            ----
--------------------------------------------------------------------------------
Single-mode Optical Fiber             $38km             TBD*            TBD
--------------------------------------------------------------------------------
Multimode Optical Fiber                N/A               TBD            TBD
--------------------------------------------------------------------------------

-------------------
*FiberCore to provide market competitive price not to exceed $36/km in 2002.

                                      D-1